Exhibit 10.3

AMENDED AND RESTATED

API TECHNOLOGIES CORP.

2006 EQUITY INCENTIVE PLAN

STOCK GRANT AGREEMENT

Unless otherwise defined herein, the terms defined in the API Technologies Corp. 2006 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Award Agreement (the “Award Agreement”).

1.	NOTICE OF STOCK GRANT

Participant Name:

Address:

The undersigned Participant has been granted fully vested shares of Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number

Date of Grant

Total Number of Shares Granted

II.	AGREEMENT

2. Grant of Stock. The Administrator hereby grants to Participant the number of Shares set forth in Section I above pursuant to a fully vested Stock Grant Agreement under the Plan as a separate incentive in connection with his or her services and not in lieu of any salary or other compensation for his or her services, and subject to the terms and conditions of this Agreement and the Plan, which is incorporated herein by reference. Subject to Section 17 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.

3. Tax Withholding. Pursuant to such procedures as the Administrator may specify from time to time, the Company shall withhold the minimum amount required to be withheld for the payment of income, employment and other taxes which the Company determines must be withheld (the “Withholding Taxes”) with respect to the Shares by, in the Administrator’s discretion: (i) withholding otherwise deliverable Shares having a Fair Market Value equal to the amount of such Withholding Taxes, (ii) withholding the amount of such Withholding Taxes from Participant’s paycheck(s), (iii) requiring Participant to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Withholding Taxes, or (iv) a combination of the foregoing. The Company shall not retain fractional Shares to satisfy any portion of the Withholding Taxes. Accordingly, if any withholding is done through the withholding of Shares, Participant shall pay to the Company an amount in cash sufficient to satisfy the remaining Withholding Taxes due and payable as a result of the Company not retaining fractional Shares. Should the Company be unable to procure such cash amounts from Participant, Participant agrees and acknowledges that Participant is giving the Company permission to withhold from Participant’s paycheck(s) an amount equal to the remaining Withholding Taxes due and payable as a result of the Company not retaining fractional Shares. Participant acknowledges and agrees that the Company may refuse to deliver the Shares unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the Withholding Taxes that the Company determines must be withheld with respect to such Shares.

4. Tax Consequences. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

5. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. Except as provided in Section 2, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

6. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

7. Notices. Any notice, demand or request required or permitted to be given by either the Company or Participant pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

8. No Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

9. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.

10. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

11. Governing Law; Severability. This Agreement is governed by the internal substantive laws but not the choice of law rules, of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect.

12. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the grant of Common Stock hereunder subject to all of the terms and provisions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

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IN WITNESS WHEREOF, Participant and the Company have executed this Agreement and agree that the grant of Common Stock hereunder is to be governed by the terms and conditions of the Plan and this Agreement.

PARTICIPANT	API TECHNOLOGIES CORP.

Signature	By

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Title
Residence Address